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Exhibit 10.17

                              TERM LOAN AGREEMENT


         THIS TERM LOAN AGREEMENT (the "Agreement") is dated as of the 8th day of January, 1997, and is by and among KP3, LCC, a limited liability company with offices located at 555 Seventeenth Street, Fourteenth Floor, Denver, Colorado 80202 (the "Borrower"), Norwest Bank Colorado, National Association, a national banking association with offices located at 1740 Broadway, Denver, Colorado 80274-8673 (the "Bank"), and PMC International, Inc., 555 Seventeenth Street, Fourteenth Floor, Denver, Colorado 80222 ("PMCI").

                                   RECITALS:

         WHEREAS, the Borrower has requested the Bank to lend it up to the sum of One Million Seven Hundred Fifty Thousand And No/100 Dollars ($1,750,000.00) on a term loan basis (the "Loan") for the purpose of refinancing obligations of Phillips & Andrus, LLC and acquiring shares of PMCI, and;

         WHEREAS, the Bank is willing to lend such sum to Borrower upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

         1.       Definitions

                  As used herein:

                  1.1. Agreement" shall mean this Term Loan Agreement and all amendments and supplements hereto which may from time to time become effective hereafter in accordance with the terms of this Agreement.

                  1.2. "Banking Day" shall mean a day on which banks are open for business in Denver, Colorado.

                  1.3. "Base Rate" shall mean the "base" or "prime" rate of interest as announced by the Bank as in effect from time to time.

                  1.4. "Borrowed Money" shall mean funds obtained by incurring contractual indebtedness and shall not include trade accounts payable.

                  1.5. "Collateral" and "Collateral Documents" shall mean the security and the security documents specified in Section 4.



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                  1.6. "Default" shall mean an Event of Default as referred
to in Section 8 hereof, or an event which with notice or lapse of time or both would become an Event of Default.

                  1.7. "Indebtedness" shall mean, as to the Borrower, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several.

                  1.8. "Note" and "Term Note" shall mean the promissory note evidencing the Borrower's obligation to the Bank as described in this Agreement.

         2.       The Loan

                  2.1. On the effective date hereof, the Bank will lend to the Borrower the principal sum of One Million Seven Hundred Fifty Thousand And No/100 Dollars ($1,750,000.00) on a term basis (the "Loan").

                  2.2. The Bank will credit the proceeds of the Loan to the Borrower's deposit account with the Bank.

                  2.3. At the time of the making of the Loan, the Borrower will execute and deliver the Term Note to the Bank.

                  2.4. Interest on the Note shall be calculated at an annual rate of three tenths of one percent (.30%) less than the Base Rate in effect from time to time on the basis of the actual number of days elapsed in a year of 360 days, and shall change as and when the Base Rate changes.

                  2.5. The principal of the Loan will be re-paid in full at maturity, December 31, 1997.

                  2.6. Interest shall be payable quarterly, commencing March 31, 1997, and continuing on the same day of each succeeding quarter.

                  2.7. All sums payable to the Bank hereunder shall be paid directly to the Bank in immediately available funds. The Bank shall send the Borrower statements of all amounts due hereunder, which statements shall be considered correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within thirty days of its receipt of any statement which it deems to be incorrect. Alternatively, at its sole discretion, the Bank may charge against any deposit account of the Borrower all or any part of any amount due hereunder.

                  2.8. The Borrower may, without the payment of penalty or premium, prepay the principal of the Loan in whole or, from time to time, in part. Moreover, Borrower agrees to reduce the principal amount of the loan in an amount equal to any amount received by Borrower from Bedford Capital Financial Group's exercising its option to purchase PMCI shares. The Bank agrees promptly to release its Collateral in amount that is equal to Borrower's

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prepayment(s), so that the Collateral shall be equal to the principal obligation of the Loan and anticipated interest. The Bank further agrees quarterly to reduce its Collateral in the amount of $35,000, provided that regular quarterly interest payments are made by Borrower to the Bank.

                  2.9. The Bank acknowledges that it has received a due diligence fee from Borrower in the amount of $10,000. The Bank has determined that the appropriate fee should be $8,750 and the Bank agrees to reimburse $1,250 to the Borrower at Closing.

         3.       Conditions Precedent

                  The obligation of the Bank to make the Loan hereunder is subject to the following conditions precedent:

                  3.1. The Borrower shall have delivered to the Bank, prior to the disbursement of the Loan (the "Closing") the following:

                           3.1.1.   The Note.

                           3.1.2.   A security agreement/collateral pledge
agreement, duly executed by "PMCI," pledging to Bank the Collateral that is described in Section 4, as well as a control agreement executed by Norwest Investment Services, Inc. ("NISI").

                           3.1.3.   Duly executed guaranty agreement of Kenneth
S. Phillips.

                           3.1.4.   A copy of resolutions of PMCI's board of
directors and a copy of the Borrower's operating agreement authorizing the execution, delivery and performance of the documents that they shall respectively execute in connection with this Agreement, including the Note, the Collateral Documents, and each other document to be delivered pursuant hereto.

                           3.1.5.   A certificate of PMCI's corporate secretary
as to the incumbency and signatures of the officers of PMCI signing this Agreement, and the Collateral Documents.

                           3.1.6.   A written opinion of the PMCI's counsel,
dated the date of the Closing and addressed to the Bank, in the form that is attached to this Agreement as Exhibit A.

                  3.2.     At the time of the Closing:

                           3.2.1.   No Event of Default shall have occurred and
be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, would be an Event of Default;

                           3.2.2.   No material adverse change shall have
occurred in the financial condition of Borrower or PMCI since the date of this Agreement or the Closing, as applicable; and


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                           3.2.3.   All of the Collateral Documents shall have
remained in full force and effect.

                  3.3. At the time of the Closing, all legal matters incidental thereto shall be satisfactory to the Bank's legal counsel.

         4.       Security

                  4.1. To secure the Note and the performance of its additional obligations as set forth hereunder, prior to or simultaneous with the first borrowing hereunder, PMCI shall execute and deliver to the Bank a security agreement or collateral pledge agreement, and financing statement, in form and substance satisfactory to the Bank, granting to the Bank a first security interest in cash-equivalent investment property that is reasonably acceptable to the Bank, that has a value of at least $1,890,000, and that is held in PMCI's account with NISI. PMCI will also execute, together with NISI, the Bank's control agreement by which the parties acknowledge that the Bank has control of the Collateral until such time as the Note has been paid in full. The amount of the Collateral ($1,890,000) is equal to the initial principal amount of the Loan plus an interest reserve of $140,000. The Collateral will be reduced, as specified in Section 2.8 hereof, as interest and principal are paid, so that the Collateral will remain at all times equal to the principal balance of the Loan plus interest calculated to be due up to the including the date of maturity.

                  4.2. Subject to Section 2.8 of this Agreement, the Collateral shall stand as one general, continuing collateral security for all indebtedness due the Bank, and may be retained by the Bank until all such indebtedness has been paid in full.

                  4.3. At any time requested by the Bank, the Borrower or PMCI shall execute and deliver to the Bank such additional documents as the Bank may consider to be necessary or desirable to evidence or perfect the security interests referred to in this Section 4.

                  4.4. In addition, the Borrower shall cause to be executed and delivered to Bank a guaranty agreement, in form and substance acceptable to the Bank, whereby Kenneth S. Phillips individually, shall guaranty repayment of all indebtedness evidenced by the Note.

                  4.5.     The foregoing liens shall be first and prior liens.

         5.       Representations and Warranties

                  To induce the Bank to enter into this Agreement, PMCI represents and warrants to the Bank as follows:

                  5.1. PMCI is a corporation duly organized, existing and in good standing under the laws of the State of Colorado.


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                  5.2. PMCI has successfully completed the private equity
placement that is more fully described in that certain Confidential Private Placement Memorandum dated November 11, 1996, as supplemented December 23, 1996.

                  5.3. The execution, delivery and performance of this Agreement and the Collateral Documents are within the powers of PMCI and have been duly authorized by PMCI's board of directors.

                  5.4. No consent, approval or authorization of or declaration or filing with any governmental authority on the part of PMCI is required in connection with the execution and delivery of the Collateral Documents.

                  To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank as follows:

                  5.5. The Borrower is a limited liability company duly organized, existing and in good standing under the laws of the State of Colorado.

                  5.6. The execution, delivery and performance of this Agreement and the issuance of the Note are within the powers of the Borrower and have been duly authorized.

                  5.7. This Agreement is, and the Note when issued will be, valid and binding in accordance with their terms.

         6.       Affirmative Covenants

                  The Borrower covenants and agrees that so long as any indebtedness remains outstanding hereunder, unless the Bank shall otherwise consent in writing, it will do all of the following.

                  6.1. Pay, when due, all taxes assessed against it or its property except to the extent and so long as contested in good faith.

                  6.2. Maintain its limited liability company existence, and comply with all laws and regulations applicable.

                  6.3.     Furnish to the Bank:

                           6.3.1.   Promptly after they become available, the
quarterly and annual securities reports of PMCI.

                           6.3.2.   Annual federal tax returns for the guarantor
within 90 days after filing of said tax returns.


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                           6.3.3.   Annual financial statements of the guarantor
within 90 days after the end of guarantor's fiscal year end.

                           6.3.4.   Within 45 days after the end of each fiscal
quarter, account statements from NISI, with respect to the Collateral.

                           6.3.5.   Promptly upon knowledge thereof, notice of
the Bank in writing of the occurrence of any event which has or might, after the lapse of time or the giving of notice and the lapse of time, become an event of default under Section 8 of this Agreement.

                           6.3.6.   Promptly, such other information as the Bank
may reasonably request.

                  6.4. Maintain present ownership and management of the Borrower.

                  6.5. Cause PMCI to advance funds to the Borrower, if necessary, to allow Borrower to make interest payments to the Bank as required by the Note.

                  6.6. When requested so to do, make available for inspection by duly authorized representatives of the Bank any of its books and records, and furnish the Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefor.

         7.       Negative Covenants

                  Without the Bank's written consent, so long as any indebtedness remains outstanding hereunder, the Borrower will not do any of the following.

                  7.1. Create, incur, assume or suffer to exist, contingently or otherwise, other than in the ordinary course of business for conducting their present business operation, indebtedness for Borrowed Money, except: (i) indebtedness arising under this Agreement, (ii) indebtedness disclosed to the Bank in writing as existing at the time of execution of this Agreement, (iii) purchase money financing, and (iv) indebtedness for money borrowed from PMCI or a third party to pay principal or interest on the Loan.

                  7.2. Permit the aggregate amount of the Borrower's expenditures for fixed assets, including but not limited to fixed asset lease and lease purchases, to exceed $25,000.00 annually.

                  7.3. Enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or a substantial part of its properties or assets, or any of its notes or accounts receivable, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing.


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                  7.4. Purchase or otherwise acquire all or substantially all of the assets of any person, firm, corporation or association unless after the consummation of such transaction, and after giving effect thereto and to any concurrent transactions, no event of default specified in Section 8 hereof, and no event which with notice or lapse of time or both would become such an event of default, would exist.

                  7.5. Become or remain a guarantor or surety, or pledge its credit or become liable in any manner (except by endorsement for deposit in the ordinary course of business) on undertakings of another.

                  7.6. Make any loan or advance to any member, manager, or employee of the Borrower, except for temporary advances in the ordinary course of business.

                  7.7. Make a material change in its accounting procedures, whether for tax purposes or otherwise.

         8.       Events of Default

                  8.1. Upon the occurrence of any of the following events of default:

                           8.1.1.   Default in any payment of interest or of
principal on the Note when due, and continuance thereof for 5 days; or

                           8.1.2.   Default in the observance or performance of
any agreement of the Borrower set forth in Sections 6 and 7 hereof; or

                           8.1.3.   Default in the observance or performance of
any other agreement of the Borrower herein set forth and continuance thereof for 30 days; or

                           8.1.4.   Default by the Borrower in the payment of
any other indebtedness for Borrowed Money or in the observance or performance of any term, covenant or agreement of the Borrower in any agreement relating to any indebtedness of the Borrower, the effect of which default is to permit the holder of such indebtedness to declare the same due prior to the date fixed for its payment under the terms thereof; or

                           8.1.5.   Any representation or warranty made by the
Borrower or PMCI herein, or in any statement or certificate furnished by the Borrower or PMCI hereunder, is untrue in any material respect; or

                           8.1.6.   A judicial judgment or governmental ruling
against the Borrower or PMCI, which has a material adverse effect on the Borrower's or PMCI's ability to continue business;


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then, or at any time thereafter, unless such event of default is remedied, the
Bank or the holder of the Note may, by notice in writing to the Borrower, declare the Note to be due and payable, whereupon the Note shall immediately become due and payable.

                  8.2. Upon the occurrence of any of the following events of default:

                                    The Borrower or PMCI becomes insolvent or bankrupt, or makes an appointment for the benefit of creditors or consents to the appointment of a custodian, trustee or receiver for themselves or for the greater part of their properties; or a custodian, trustee or receiver is appointed for the Borrower or PMCI, or for the greater part of their properties without their consent and is not discharged within 60 days; or bankruptcy, reorganization or liquidation proceedings are instituted by or against the Borrower or PMCI and, if instituted against either of them, is consented to by them or remain undismissed for 60 days;

then the Note shall automatically become immediately due and payable, without notice.

         9.       Miscellaneous

                  9.1. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by the Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent the Bank from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective terms.

                  9.2. From time to time, the Borrower and PMCI will execute and deliver to the Bank such additional documents and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's and PMCI's status and affairs.

                  9.3. The Bank shall have the right at all times to enforce the provisions of this Agreement and the Collateral Document, in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of the Bank in refraining from so doing at any time or times. The failure of the Bank at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of the Bank are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.


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                  9.4. The Borrower will pay all expenses, including the
reasonable fees and expenses of legal counsel for the Bank, incurred in connection with the enforcement of this Agreement and the Collateral Documents and the collection or attempted collection of the Note.

                  9.5. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, addressed as follows, or at such other address as may be provided in writing to the parties to this Agreement.

                           Borrower:  KP3, LLC
                                      555 Seventeenth St.
                                      Fourteenth Floor
                                      Denver, CO 80202

                                      Attention:  Kenneth S. Phillips

                           Copy to:   Leonard N. Waldbaum, Esq.
                                      Waldbaum, Corn, Koff, Berger & Cohen
                                      303 E. 17th Avenue, Suite 940
                                      Denver, CO 80203

                           PMCI:      PMC International, Inc.
                                      555 Seventeenth Street
                                      Fourteenth Floor
                                      Denver, CO 80202

                                      Attention:  Maureen E. Dobel, Esq.

                           Copy to:   Francis R. Wheeler, Esq.
                                      Holme Roberts & Owen LLP
                                      1700 Lincoln Street, Suite 4100
                                      Denver, CO  80203-4541

                           Bank:      Norwest Bank Colorado, N.A.
                                      1740 Broadway
                                      Denver, CO 80274-8673

                                      Attention:  Margaret J. Brown

                  9.6 The substantive laws of the State of Colorado shall govern the construction of this Agreement and the rights and remedies of the parties hereto.

                  9.7 If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

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                  9.8 All representations, warranties, covenants and agreements of the Borrower and PMCI hereunder shall survive the making of the Loan.

                  9.9 Whenever any installment of the interest on the Note becomes due and payable on a day which is not a Banking Day, the maturity or due date thereof shall be extended to the next succeeding Banking Day and, in the case of principal of the Note, interest shall be payable thereon at the rate per annum specified in the Note during such extension.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


KP3, LLC


By:__________________________________
         Kenneth S. Phillips, Manager




Norwest Bank Colorado, National Association


By:__________________________________
         Margaret J. Brown, Vice President




PMC International, Inc.


By:__________________________________
Title:________________________________


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